CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-112145 and 333-122420) of Workstream Inc. of our report dated February 4, 2005 relating to the financial statements of ProAct Technologies Corp. which appears in the Current Report on form 8-K/A of Workstream Inc. dated March 4, 2005.


                                        /s/ Silverman Linden Johnson LLP

New York, New York
March 4, 2005